STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, Ca 95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435

Attorneys For Consolidated Debtor

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

In Re: LARGE SCALE BIOLOGY CORPORATION, et al., Consolidated Debtor. Tax ID #77-0154648	CASE NO. 06-20046-A-11 Jointly Administered Chapter 11 DCN: FWP-42 Date: August 20, 2007 Time: 9:00 a.m. Crtrm: 28

MOTION TO APPROVE SALE AND ASSIGNMENT OF CERTAIN
PATENTS, PATENT APPLICATIONS AND RELATED ASSETS TO
FRAUNHOFER USA, INC. FREE AND CLEAR OF INTERESTS
SUBJECT TO OVERBIDS AND RELATED RELIEF

Large Scale Biology Corporation, et al. (“LSBC” or the “Consolidated Debtor”), files this motion to approve that certain Asset Purchase Agreement (the “Asset Purchase Agreement”),1 by and between LSBC and Fraunhofer USA, Inc., acting through its Center for Molecular Biotechnology, a Rhode Island non-profit corporation (“Fraunhofer”), pursuant to which the Consolidated Debtor has agreed to sell and assign all of the Consolidated Debtor’s right, title and interest in and to certain patents, patent applications, trademarks, executory contracts, and related assets relating to the genetically modified plant viruses that can be used to’ temporarily introduce new genes into living plants so that the plants will begin manufacturing new products, including pharmaceutical proteins or vaccines commonly known as the GENEWARE® system (collectively, as more fully described in the Asset Purchase Agreement, the “Assets”), for $500,000, free and clear of all liens, claims, interests, and other encumbrances, subject to overbids as more fully set forth below (the “Motion”), and in support of this Motion, respectfully represents:

1      To the extent not otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Asset Purchase Agreement.  Further, the following paragraphs summarize the Asset Purchase Agreement.  To the extent that there is a conflict between such summary and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.  The exclusion of any particular provision of the Asset Purchase Agreement from the summary shall have no effect on the validity of that provision.
MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

JURISDICTION

1.           The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1334 and 157.  This matter concerns the administration of the bankruptcy estates herein, and accordingly, this is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2)(A), (N) and (O).  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  The statutory basis for relief is 11 U.S.C. §§ 105, 363 and 365.  Federal Rules of Bankruptcy Procedure 2002, 6004 and 9014 are applicable to this proceeding.

2.           LSBC filed its bankruptcy petition on January 9, 2006.  LSBC’s case is jointly administered with the cases of its two subsidiaries, Large Scale Bioprocessing, Inc., and Predictive Diagnostics, Inc., pursuant to order of the Court.  The Debtors’ First Amended Joint Plan of Liquidation, as modified, was confirmed by order of this Court entered October 12, 2006, and went effective on October 23, 2006 (the “Plan”).  The Plan provides in section 6.3 that transactions outside the ordinary course of business shall be approved by the Court, except transactions that have a net effect of less than $25,000.  Because this transaction has a net effect of more than $25,000, the Consolidated Debtor files this Motion for Court approval.

RELIEF REQUESTED

3.           The Consolidated Debtor respectfully requests the Court to enter an order:

a.           Approving the Asset Purchase Agreement, a true and correct copy of which is attached as Exhibit A to the Exhibit document filed herewith, and the sale and assignment of the Assets to Fraunhofer for $500,000, subject to overbids in accordance with the Sale Procedures (as defined below);
MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

b.           Approving the Consolidated Debtor’s assignment of the Assets contained in the Assignment Agreement (the “IP Assignment”) providing for the assignment of the patents, and patent applications and the Assignment and Assumption Agreement providing for assignment of Executory Contracts, true and correct copies of which are attached as Exhibit B to the Exhibit document filed herewith, in accordance with the terms of the IP Assignment and the Assumption and Assignment Agreement, including, inter alia, that Fraunhofer only assumes obligations under the Executory Contracts that accrue or are to be performed from and after the sale closing date;

c.           Transferring the Assets described in the Asset Purchase Agreement and the Patent Assignment pursuant to Bankruptcy Code section 363(f) free and clear of all liens, claims, interests, and other encumbrances, including without limitation the following:

i.           Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to the intellectual property or have been satisfied in full;

ii.          The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale;

iii.         Any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise;

iv.         Any and all liens, claims, interests, and encumbrances of any person served with the Motion on the ground that such liens are in bona fide dispute; and

v.          All unrecorded liens to the extent such liens were required to be recorded to be perfected on the intellectual property.

d.           Considering any overbids presented at the hearing on this Motion in accordance with the court approved Sale Procedures and reserving the right to continue the hearing on this Motion if more time is needed for the Consolidated Debtor to consider overbids; and

e.           For such other and further relief as is just and appropriate in the circumstances of this case.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

BACKGROUND FACTS SPECIFIC TO MOTION

4.           LSBC is a biotechnology company, founded in 1987 to use new methods of genetic engineering to produce pharmaceutical proteins and vaccines at a lower cost than is possible with traditional manufacturing methods.

5.           The confirmed Plan provides for the liquidation of all of the assets of the estate.  One of the main categories of asset groups owned by the estate and available for payment of claims against the estate is the Assets.  Among the first technologies developed by LSBC during the late 1980s was its proprietary GENEWARE® system.  This technology consists of genetically modified plant viruses that can be used to temporarily introduce new genes into living plants so that the plants will begin manufacturing new products, including pharmaceutical proteins or vaccines. Because this asset group is a significant asset of the estate and maximizing the value of it is an important aspect of the results to parties in interest in the case, the Court pre-approved certain bidding procedures for the Assets at the hearing held on July 2, 2007.  A true and correct copy of the Order Approving Sale Procedures for Sale of Viral Coat Protein and Geneware is attached as Exhibit C to the Exhibit document filed herewith.

SUMMARY OF ASSET PURCHASE AGREEMENT

6.           LSBC is the owner of all right, title and interest in and to the Assets.2  By this Motion, the Consolidated Debtor is requesting that the Court enter an order approving the Asset Purchase Agreement and the sale and assignment of the Assets to Fraunhofer, subject to overbids in accordance with the Sale Procedures, for Five Hundred Thousand U.S. Dollars ($500,000), which amount, less the Deposit described in the Asset Purchase Agreement, will be payable by Fraunhofer into escrow by bank check or wire transfer within two (2) business days prior to the Closing Date in immediately available funds.  Subject to the Court’s approval of the Sale Procedures, this Motion seeks authorization for the Consolidated Debtor to sell the Assets in accordance with the Sale Procedures in order to obtain the highest and best price for such assets.

2      The Asset Purchase Agreement contains a full description of the Assets and should be consulted for more detail.  The Assets include:  the patents and patent applications set forth on Schedule 1.1(a), and all divisions, continuations, continuations-in-part, re-examinations, reissues, extensions, and foreign counterparts thereof; the trademarks and trademark applications set forth on Schedule 1.1(b), and the goodwill associated therewith; the biological materials set forth on Schedule 1.1(c) relating to the foregoing (including, without limitation, the biological materials set forth on Schedule 1.1(c); any and all rights to sue for claims and remedies against past, present and future infringements of any or all of the foregoing, and rights for priority and protection of interests therein under the laws of any jurisdiction; all know-how relating to inventions to the extent claimed and disclosed in the patent and patent applications; all contracts, licenses and agreements entered into by Seller primarily relating to the Assets that are in effect and unexpired or executory as of the Closing Date and are listed on Schedule 1.1(f)(i) and any other assets or rights necessary for the Buyer to fulfill its obligations under such Executory Contracts; provided, that the Assets shall not include the royalties relating to the Executory Contracts set forth on Schedule 1.1(f)(ii) and paid before or after the Closing Date; and, subject to Section 4.2(h), the right to access and copy, all at Buyer’s expense, any and all laboratory notebooks and other records in its possession and control that are related to the Assigned Patent Rights.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

7.           The sale includes an assignment by the Consolidated Debtor to Fraunhofer of the Exclusive License and Assignment Agreement dated August 5, 1992 (the “UC Agreement”), with The Regents of the University of California (“UC”), pursuant to which UC assigned to LSBC (as successor in interest to Biosource Genetics Corporation) certain patents within the Assets.  The sale also includes an assignment by the Consolidated Debtor to Fraunhofer of (i) the Collaboration and License Agreement dated as of September 1, 1998 (as amended), with Dow Chemical and Dow AgroSciences (the “Dow License”) and (ii) the Research License and Option dated as of November 10, 2005, with Growers Research Group (the “Growers License”).  See APA Schedule 1.1(f)(i).  The UC Agreement, the Dow License and the Growers License were assumed pursuant to the terms of the Plan.  See Request for Judicial Notice filed herewith, Exhibit A (“Notice of Executory Contracts and Unexpired Leases Being Assumed or Rejected Pursuant to Section 8.1 of the Debtors’ First Amended Plan of Liquidation”).

8.           The following agreements on Schedule 1.1(f)(i) of the Asset Purchase Agreement were entered into by LSBC during the bankruptcy case: (i) Geneware Commercial License Agreement-Aprotinin dated as of September 2006, with Kentucky Bioprocessing, Inc. and Owensboro Medical Health System (“Aprotinin License”); (ii) the Geneware Limited License Agreement dated as of March 29, 2006, with Kentucky Bioprocessing, Inc. and Owensboro Medical Health System (“Geneware Limited License”); (iii) the Geneware Commercial License Agreement dated as of November 27, 2006, with Agrenvec S.L. (“Agrenvec License”); and (iv) the Nonexclusive Limited Research License Agreement dated as of May 15, 2007, with Pioneer Hi-Bred International, Inc. (“Pioneer License” and, together with the UC Agreement, the Dow License, the Growers License, the Aprotinin License, the Geneware Limited License, the Agrenvec License, and the Pioneer License, the “Executory Contracts”).

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

9.           In connection with court approval of the Aprotinin License and the Geneware Limited License, the Court found that such licenses were not executory contracts.  RFJN, Exhibits B and C, respectively.  In addition, the Aprotinin License and the Geneware Limited License both provide that LSBC may freely assign and transfer the licenses, provided that the assignee affirm in writing its agreement to be bound by the licenses.  RFJN, Exhibit D (excerpt from “Order Authorizing Sale of Owensboro et. al.”) at § 4.3 and Exhibit E (Order Authorizing Debtor to Enter Into Geneware Commercial License Agreement-Aprotinin with Kentucky Bioprocessing, Inc. and Owensboro Medical Health System”) at § 5.7.  Similarly, with respect to the Agrenvec License and Pioneer License, each agreement specifically provides that LSBC may freely assign and transfer the licenses, provided that the assignee affirm in writing its agreement to be bound by the licenses.  RFJN, Exhibit F (“Order Authorizing Consolidated Debtor to Enter Into Geneware Commercial License Agreement with Agrenvec”) at § 5.7 and Exhibit G (“Order Authorizing Consolidated Debtor to Enter Into Nonexclusive Limited Research License Agreement with Pioneer Hi-Bred International, Inc.”) at § 4.3.  All parties to the Executory Contracts and any other agreements affected by this sale will be served with this Motion.

10.           Further, the Asset Purchase Agreement provides that the Consolidated Debtor shall, at or prior to Closing, cure any and all defaults under the Executory Contracts.  To the extent any cure cost remains in dispute as of the Closing Date, the Consolidated Debtor shall reserve a sufficient amount of cash to satisfy the disputed sums pending a resolution by this Court.  APA § 3.1(f).  As a result, the Consolidated Debtor requests that the Court enter an order finding that (i) any and all defaults under the Executory Contracts have been cured in all respects and that the Executory Contracts, upon assignment to Fraunhofer, are deemed to be valid and binding and in full force and effect and enforceable in accordance with their terms notwithstanding any provision in any such assignment to Fraunhofer (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts or conditions such assignment or transfer and (ii) there shall be no accelerations, assignment fees, increases, or any other fees charged to Fraunhofer as a result of the assignment of the Executory Contracts, and the validity of the assumption, assignment and sale to Fraunhofer shall not be affected by any dispute between the Consolidated Debtor and another party to an Executory Contract regarding the payment of the Cure Costs.3

3      The Consolidated Debtor believes that with regard to the UC Agreement the amount of the “cure” cost is $70,000.  The Consolidated Debtor believes that all other contracts are paid current.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

11.           Section 1.7 of the Asset Purchase Agreement provides that the agreement shall not constitute an agreement to assign any executory contract, if, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, an attempted assignment thereof, without the Consent of the third party thereto, would be unenforceable. If, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, such Consent is required but not obtained, then the Consolidated Debtor is obligated to cooperate with Fraunhofer without further consideration in any reasonable arrangement designed to both (a) provide Fraunhofer with the benefits of or under any such Executory Contract (including, without limitation, enforcement for the benefit of Fraunhofer of any and all rights of the Consolidated Debtor against a third party thereto arising out of the breach or cancellation by such third party), and (b) cause Fraunhofer to bear all costs and obligations of or under any such Executory Contract.  Any assignment to Fraunhofer of any Executory Contract that shall, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, require the Consent of any third party for such assignment as aforesaid shall be made subject to such Consent being obtained.  APA § 1.7 and Schedule 2.1(c).

12.           In addition, in connection with the liquidation of the Debtors’ estates, certain assets (other than the Assets) relating to the Executory Contracts will be retained by the Consolidated Debtor and may be sold to third parties.  Accordingly, the Asset Purchase Agreement provides that the Consolidated Debtor shall deliver to Fraunhofer, at any time after the Closing Date, Consents from the purchasers of such other assets and take such other actions as reasonably requested by Fraunhofer, including transferring such assets subject to the terms of the Executory Contracts, so as to permit Fraunhofer to have access to or to acquire the rights in such assets to the extent necessary for Fraunhofer to perform all of its obligations under the Executory Contracts.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

13.           The Asset Purchase Agreement specifically provides for certain licenses to be carved out of the transfer as follows:  (a) a non-exclusive, non-transferable (except with the written consent of Fraunhofer, which shall not be unreasonably withheld) research license (with no right to grant sublicenses except to affiliates of the Consolidated Debtor) to use and practice the Assigned Patent Rights as reasonably needed by the Consolidated Debtor or its designee to complete the Department of Defense project; (b) a non-exclusive, non-transferable (except with the written consent of Fraunhofer, which shall not be unreasonably withheld) research license (with no right to grant sublicenses except to affiliates of the Consolidated Debtor) to use and practice the Assigned Patent Rights for the sole purpose of permitting the acquirer of the GRAMMR gene shuffling patents and technology to use and practice the technology described in the Assigned Patent Rights together and in conjunction with the GRAMMR gene shuffling technology, but only in order to produce libraries of genes and proteins for screening and testing; and (c) a non-exclusive, non-transferable (except with the written consent of Fraunhofer, which shall not be unreasonably withheld) research license (with no right to grant sublicenses except to affiliates of the Consolidated Debtor) to use the Assigned Patent Rights to permit the acquirer of the Consolidated Debtor’s rights and data package relating to the Consolidated Debtor’s proprietary human alpha-galactosidase and human lysosymal acid lipase end products (“Proprietary End Products”) to practice the technology described in the Assigned Patent Rights as reasonably needed to produce and sell such Proprietary End Products.  APA Schedule 2.1(e)(ii).

14.           The Asset Purchase Agreement provides that the Consolidated Debtor makes no representation or warranties regarding the validity of the Assets or that all necessary application, registration, maintenance and renewal fees in connection therewith have been paid or all necessary documents and certificates in connection with the Assets have been filed with the relevant authorities for the purposes of applying for and maintaining the Assets.  APA §§ 2.1(f)(iii) and 2.1(h).  In addition, none of the representations or warranties shall survive the Closing. APA § 2.3.

15.           The Consolidated Debtor must transfer the Assets free and clear of all liens, claims, interests and encumbrances.  APA §§ 1.6, 2.1(f)(i), 4.2(g), arid 6.1(b).  This is an important aspect of the transaction, and other contemplated transactions, since the purchase price is substantial and given the Consolidated Debtor’s need to obtain the maximum value from the assets of the estates.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

16.           Within the earlier of ten (10) business days after execution and delivery of the Asset Purchase Agreement or ten (10) calendar days prior to the hearing in the Bankruptcy Court, Fraunhofer shall pay to the Consolidated Debtor by wire transfer of immediately available funds to the Sweeney Lev Attorney Trust Account a deposit in an amount equal to Twenty-five Thousand Dollars ($25,000.00) (“Initial Deposit”).  Within three (3) business days after the buyer receives notice of Bankruptcy Court approval of buyer as the winning bidder, the winning bidder shall pay to the Consolidated Debtor by wire transfer of immediately available funds to the Sweeney Lev Attorney Trust Account an additional deposit equal to Twenty-five Thousand Dollars ($25,000.00) (the “Second Deposit”) (collectively the Initial Deposit and the Second Deposit are referred to as the “Deposit”).  Under the Asset Purchase Agreement, the Deposit shall be applied toward payment of the Purchase Price and the remaining amount shall be payable by the winning bidder to the Consolidated Debtor as provided in Section 1.2 of the Asset Purchase Agreement.4

17.           The sections of the Asset Purchase Agreement concerning the condition; precedent to the consummation of the sale of the Assets (APA § 4) and the circumstances uncle] which the Asset Purchase Agreement may be terminated (APA §5) were heavily negotiated b3 the Consolidated Debtor and Fraunhofer. The Deposit shall be refunded to Fraunhofer, or no refundable, as applicable, under the circumstances set forth in Section 5.2 of the Asset Purchase Agreement.

4      To the extent any of the Assigned Patent rights would irrevocably lapse, cancel, or expire solely by virtue of the Consolidated Debtor not paying an application, registration, maintenance continuation, renewal or any other fee or charge that becomes due or payable prior to the Closing Date, then under the Asset Purchase Agreement Fraunhofer has the option, at its sole discretion, to timely pay such fee by directing the Escrow Agent to use the Deposit to pay such fee or otherwise; provided, that any fees so paid by the Buyer prior to the Closing Date shall be credited against the Purchase Price.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

OVERBID SALE PROCEDURES

18.           On July 2, 2007, the Court approved the following overbid sale procedures (the “Sale Procedures,” see Exhibit C to the Exhibit document filed herewith), which shall apply to this transaction:

a.           A break-up fee of $25,000 or the actual costs and expenses of Fraunhofer, whichever is less, to be paid to Fraunhofer, if it is not the successful bidder, to reimburse Fraunhofer purchaser for its reasonable due diligence costs and legal fees incurred for negotiating an asset purchase agreement and for bankruptcy representation (the “Break-Up Fee”);

b.           An initial overbid at the sale hearing for the Assets to be a minimum of $50,000 over the sales price (i.e., $550,000) (the “Initial Overbid”);

c.           Each overbidder must pre-qualify by delivering at least five (5) calendar days before the sale hearing (i) a notice that the overbidder intends to make one or more overbids at the sale hearing in an amount at least as high as the Initial Overbid,5 (ii) an initial refundable deposit in cash, by bank check or by wire transfer in the amount of $25,000 to the Consolidated Debtor’s special counsel, Gerald B. Sweeney (to be deposited in his Attorney Trust Account) (the “Initial Deposit”), and (iii) provide evidence, in the form reasonably required by the Consolidated Debtor, that the overbidder has the available financial resources and the authority to satisfy the Initial Overbid and promptly complete the transactions contemplated by the Asset Purchase Agreement (with such evidence to be supplemented during the sale hearings if the overbids substantially exceed the Initial Overbid);

d.           The winning bidder must make an additional $25,000 deposit in cash, by bank check or by wire transfer of immediately available funds within three (3) business days of Court approval of it as the winning bidder (the “Second Deposit”).  Subject to the terms of the Asset Purchase Agreement, the Initial Deposit and the Second Deposit shall become non refundable upon Court approval of the overbidder as the winning bidder;

5      The notice of intent to overbid must be sent to Gerald B. Sweeney, Esq., Sweeney Lev, 460 Bloomfield Avenue, Suite 200, Montclair, NJ 07042, Tel: 973-509-1800, Fax: 973-509-1074, E¬mail: gsweeney@sweeneylev.com, with a copy to the Consolidated Debtor’s bankruptcy counsel Paul J. Pascuzzi, Felderstein Fitzgerald Willoughby & Pascuzzi LLP, 400 Capitol Mall, Suite 1450, Sacramento, CA 95814, Tel: 916-329-7400 ext. 22, Fax: 916-329-7435, E-mail: ppascuzzi@ffwplaw.com. The notice of intent to overbid must be received by the deadline.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

e.           Provided that each of the conditions precedent contained in Article 4 of the Asset Purchase Agreement have been satisfied or waived by the appropriate party, the winning bidder must be able to close on the earlier of five (5) business days after the sale order becomes a final and non-appealable order or September 5, 2007, unless such date is extended in the sole discretion of the Consolidated Debtor;6

f.           Any overbidder must agree to sign an asset purchase agreement in substantially the same form and terms, except for the purchase price, as the Asset Purchase Agreement entered into between the Consolidated Debtor and Fraunhofer; and

g.           The Consolidated Debtor shall notify Fraunhofer in writing (by facsimile or otherwise) at least four (4) calendar days prior to the sale hearing if the Consolidated Debtor has received any offer or notice of intention of an overbidder to submit a bid at the sale hearing.

19.           The pre-qualification procedures are designed to ensure that any bidder is seriously interested in purchasing the assets and is financially capable of consummating the sale.  In addition, the pre-qualification procedures allow the Consolidated Debtor to contact all potential overbidders, including the initial prospective purchaser, prior to the sale hearing to attempt to generate a higher sale price and work through any issues related to differing bids.  The Consolidated Debtor specifically reserves the right to continue the hearing on this Motion if more time is needed.

DISCUSSION

20.           Section 363(b) of the Bankruptcy Code empowers a trustee to “...sell,...other than in the ordinary course of business, property of the estate.”  11 U.S.C. § 363(b).  In considering a proposed sale, courts look at whether the sale is in the best interests of the estate based on the facts and the history of the case.  In re America West Airlines, 166 B.R. 908; 912 (Bankr. D. Ariz. 1994) (citing In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983)); see also, In re Mozer, 302 B.R. 892, 897 (C.D. Cal. 2003) (sale must be fair, equitable, and in the best interests of the estate).  This requires an examination of the “business justification” for the proposed sale.  In re 240 North Brand Partners, Ltd., 200 B.R. 653 (9th Cir. BAP 1996); In re Wilde Horse Enterprises, Inc., 136 B.R. 830 (Bankr. C.D. Cal. 1991); In re Ernst Home Center, Inc., 209 B.R. 974 (Bankr. W.D. Wash. 1997).  The Trustee has “broad power” under section 363 to sell property of an estate, and indicates that “the manner of sale is within the discretion of the Trustee....”  In re The Canyon Partnership, 55 B.R. 520, 524 (Bankr. S.D. Cal. 1985).

6      The motion to approve the Sale Procedures may not have been clear that the sale must close within five (5) business days after the sale order becomes a final order or August 5, 2007, unless such date is extended in the sole discretion of the Consolidated Debtor.  This was clarified at the July 2, 2007, hearing on the approval of the Sale Procedures and in the order approving same, Exhibit C to the Exhibit document filed herewith.  In addition, since this Motion was filed later than anticipated by the Consolidated Debtor due to continuing negotiations, the anticipated closing date has been adjusted accordingly.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

21.           Section 365(f)(2) provides that an executory contract can be assigned so long as it is assumed and adequate assurance of future performance by the assignee is provided.  11 U.S.C. § 365(f).  With respect to the UC Agreement, the Dow License, and the Grower License, the assignment agreement obligates the buyer to perform any and all of the obligations owed under such agreements that accrue or are to be performed from and after the Closing Date.  APA §§ 1.5 and 3.2(c).  With respect to the Aprotinin License, the Geneware Limited License, the Agrenvec License, and the Pioneer License, each license agreement provides that it is freely assignable on the condition that the assignee affirms in writing that it will be bound by the license.  Such affirmation is contained in the Asset Purchase Agreement, as noted above.  APA §§ 1.5 and 3.2(c).

22.           Fraunhofer USA is a wholly-owned subsidiary of Fraunhofer-Gesellschaft which maintains over 80 research units at more than 40 different locations throughout Germany.  A staff of some 12,700, qualified scientists and engineers, works with an annual research budget of over one billion euros.  Each Fraunhofer USA research center is closely affiliated with at least one of the 57 Fraunhofer Institutes.  They also cooperate closely with major universities.  The Fraunhofer Center for Molecular Biotechnology (CMB) develops strategies to neutralize the threat of bioterrorism.  CMB has new technology for safer vaccine development that will soon lead the way to protection for the entire U.S. population from bioterrorism threats, as well as public health benefits.  This new technology is cheaper, safer, and takes much less production time than current practices.  It is a particular type of plant science known as Transient Gene Expression.  The Consolidated Debtor has no reason to believe that Fraunhofer cannot fully and competently perform the remaining obligations it is assuming under the Asset Purchase Agreement.  More information about Fraunhofer can be obtained at its website at www.fraunhofer.org.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

23.           The confirmed Plan provides for the Consolidated Debtor to complete the orderly liquidation of the Consolidated Debtor’s business and assets, including possible sale as a whole to one purchaser or the sale of related business units, and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and orders of the Bankruptcy Court previously entered in the cases.

24.           In order to achieve this goal, the Consolidated Debtor employed Venturi & Company LLC (“Venturi”) as its investment bankers to:

a.           Assist the Consolidated Debtor in formulating the marketing strategy related to the sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor;

b.           Prepare information materials highlighting the investment considerations of the Consolidated Debtor and/or all of its businesses and/or assets to third parties, as appropriate;

c.           Identify, classify and contact third parties and facilitate their due diligence by responding to inquiries and providing additional information, as appropriate; and

d.           Evaluate offers, assist in negotiations and review and analyze any securities or other consideration offered to the Consolidated Debtor in connection with a sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor.

25.           Venturi has been actively marketing the Consolidated Debtor’s assets since September 12, 2006.  Since then, Venturi has worked with LSBC’s former officers and employees to identify potential purchasers for all of the primary asset categories listed in the Plan and Disclosure Statement.  Numerous contacts have been made with most of the targeted potential purchasers.  In this process, Venturi has made contacts and solicited offers from over 175 strategic and financial parties, including prospective purchasers in other countries.  Despite this extensive marketing program and the substantial efforts of Venturi, only a small number of qualified parties expressed interest in the Assets.  Venturi and the Consolidated Debtor’s special counsel worked with those parties to arrive at an asset purchase agreement, which will serve as the base point for the bid process.  At this point, it is the Consolidated Debtor’s informed opinion, after consultation with Venturi and special counsel, that the terms of the offer from Fraunhofer is the highest and best offer available for the Assets.  The Consolidated Debtor will serve this Motion on the other prospective purchasers and encourage them to participate in the overbid process.  See Declaration of Lindsay Hoover filed in support of this Motion.  Moreover, the other prospective purchasers were sent a copy of the motion to approve the Sale Procedures when it was filed on or about June 15, 2007, so they have had notice since then that the hearing on the sale of the Assets would occur on or after July 23.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

26.           Since the Plan was confirmed, the Consolidated Debtor has been working diligently to solicit offers for the assets of the estate.  Each month, however, the Consolidated Debtor incurs significant costs for maintaining the Assets, rent for its offices, and fees for the investment bankers.  Given the level of interest for the Assets and the ongoing operating costs, the Consolidated Debtor believes that there is no further benefit to the estate by delaying the sale of the Assets in the hope that some other party might be interested at a future date.  While the initial sale price is less than the projected value in the disclosure statement, there continues to be the prospect of potential overbids that may increase the price significantly.  Thus, the appropriate business justification exists for the sale of the Assets on the terms and conditions set forth in the Asset Purchase Agreement, and the Court should approve the sale, subject to overbids, as fair, equitable, and in the best interests of the estate.

27.           The Asset Purchase Agreement requires that the Assets be transferred to the purchaser free and clear of all liens, claims, interests and encumbrances pursuant to section 363(f) of the Bankruptcy Code, with any such Liens attaching to the net sale proceeds of the Assets.  APA §§ 2.1(f) and 6.1(b).  The Consolidated Debtor contends that any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, either do not attach to the Assets or have been satisfied in full based on prior Court approved transactions.  With respect to the lien of Woodlawn Foundation, the Consolidated Debtor’s landlord, the court approved settlement agreement provides for its consent to any sales of assets, and Woodlawn’s lien will attach to the proceeds of sale.  The Consolidated Debtor contends that any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise and any and all liens, claims, interests, and encumbrances of any person served with the Motion either do not attach to the Assets or have been satisfied in full.  In addition, the sale should be free and clear of any and all unrecorded liens to the extent such liens were required to be recorded to be validly perfected on the Assets.  The Consolidated Debtor has reviewed the filed claims in the cases, which were due by May 18, 2006 (July 7, 2006, for governmental units), and is not aware of any valid secured claim filed that would attach to the Assets.  To the extent any party disagrees with the Consolidated Debtor on any of these points, the claimed liens, claims, encumbrances, and interests are subject to a bona fide dispute.  To be a bona fide dispute under section 363(f)(4), there must be an objective basis for either a factual or legal dispute as to the validity of the debt.  In re Octagon Roofing, 123 B.R. 583, 590 (Bankr. N.D. Ill. 1991); In re Collins, 180 B.R. 447, 452 (Bankr. E.D. Va. 1995).  To qualify as a bona fide dispute, the propriety of the lien does not have to be the subject of an immediate or concurrent adversary proceeding.  In re Gaylord Grain L.L.C., 306 B.R 624, 627-28 (8th Cir. BAP 2004).  To the extent that any liens on the Assets have not been satisfied, the Consolidated Debtor proposes that such liens attach to the proceeds of the sale of the Assets.

28.           The Consolidated Debtor additionally requests that the Court find that Fraunhofer (or the bidder ultimately determined to be the winning bidder) is entitled to the protections provided by section 363(m) of the Bankruptcy Code in connection with the proposed purchase of the Assets pursuant to the Asset Purchase Agreement.  Section 363(m) of the Bankruptcy Code provides, in pertinent part:

The reversal or modification on appeal of an authorization under subsection (b) ... of this section of a sale ... of property does not affect the validity of a sale ... under such authorization to an entity that purchased ... such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale...were stayed pending appeal.

11 U.S.C. § 363(m).  Section 363(m) thus protects the purchaser of assets sold pursuant to section 363 from the risk that it will lose its interest in the purchased assets if the order allowing the sale is reversed on appeal.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

29.           The Consolidated Debtor and Fraunhofer have acted in good faith in negotiating the proposed transaction.  The phrase “good faith purchaser” encompasses a purchaser who buys for value, in good faith, and without knowledge of adverse claims.  See In re Mark Bell Furniture Warehouse. Inc., 992 F.2d 7, 8 (1st Cir. 1993) (citations omitted).  To constitute lack of good faith, a party’s conduct in connection with the sale must usually amount to “fraud, collusion between the purchaser and other bidders or the trustee or an attempt to take grossly unfair advantage of the other bidders.”  Id.; see also In re Bedford Springs Hotel. Inc., 99 B.R. 302, 305 (Bankr. W.D. Pa. 1989); Matter of Perona Bros., Inc., 186 B.R. 833, 839 (D.N.J. 1995).  Thus, the determination with respect to “good faith” is based on the facts of each case, concentrating on the “integrity of [an actor’s] conduct during the sale proceedings.”  In re Pisces Leasing Corp., 66 B.R. 671, 673 (E.D.N.Y. 1986) (quoting Rock Indus. Machinery Corp., 572 F.2d at 1198).

30.           The sale of the Assets to Fraunhofer is in good faith.  Fraunhofer is an arms-length buyer.  The Assets have been duly marketed by the Consolidated Debtor over the last several months.  There is no evidence of fraud or collusion with respect to the terms of the proposed sale.  To the contrary, the key economic terms of the Asset Purchase Agreement were the subject of intensive, arms-length negotiations between Fraunhofer and the Consolidated Debtor.  Accordingly, the Consolidated Debtor submits that Fraunhofer has acted in good faith within the meaning ascribed to the term by the courts in this circuit.

31.           This Motion is supported by the Declaration of Lindsay Hoover from Venturi & Company and the Declaration of Randy Sugarman, the Plan Administrator.

WHEREFORE, the Consolidated Debtor respectfully requests this Court enter an order as follows:

1.           Approving the Asset Purchase Agreement, a true and correct copy of which is attached as Exhibit A to the Exhibit document filed herewith, and the sale and assignment of the Assets to Fraunhofer for $500,000, subject to overbids in accordance with the Sale Procedures (as defined below);

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

2.           Approving the Consolidated Debtor’s assignment of the Assets contained in the Assignment Agreement (the “IP Assignment”) providing for the assignment of the patents and patent applications and the Assignment and Assumption Agreement providing for assignment of Executory Contracts, true and correct copies of which are attached as Exhibit B to the Exhibit document filed herewith, in accordance with the terms of the IP Assignment and the Assumption and Assignment Agreement, including, inter alia, that Fraunhofer only assumes obligations under the Executory Contracts that accrue or are to be performed from and after the sale closing date;

3.           Transferring the Assets described in the Asset Purchase Agreement and the Patent Assignment pursuant to Bankruptcy Code section 363(f) free and clear of all liens, claims, interests, and other encumbrances, including without limitation the following:

a.           Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to the intellectual property or have been satisfied in full;

b.           The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale;

c.           Any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise;

d.           Any and all liens, claims, interests, and encumbrances of any person served with the Motion on the ground that such liens are in bona fide dispute; and

e.           All unrecorded liens to the extent such liens were required to be recorded to be perfected on the intellectual property.

4.           Considering any overbids presented at the hearing on this Motion in accordance with the Sale Procedures and reserving the right to continue the hearing on this Motion if more time is needed for the Consolidated Debtor to consider overbids; and

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER

5.           For such other and further relief as is just and appropriate in the circumstances of this case.

Dated: July 30, 2007	FELDERSTEIN FITZGERALD WILLOUGHBY & PASCUZZI LLP

	By:	/s/ Paul J. Pascuzzi
PAUL J. PASCUZZI
Attorneys for Consolidated Debtor

MOTION TO APPROVE SALE AND
ASSIGNMENT OF CERTAIN PATENTS AND
PATENT APPLICATIONS TO FRAUNHOFER